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                                                                    Exhibit 10.8

Mr. Andy Haines
[Address]


November 22, 1996

Updated Employment Offer

Dear Andy:

I am pleased to confirm our offer of regular, full-time employment with Synplicity, Inc. as the Vice President of Marketing in our Mountain View office. In this position, you will be reporting to me. Within one week of you starting, I will present to you in writing the major goals for the first three months of your employment, one of which will be to develop a plan and budget for 1997.

Here are some details of the offer:

 .  PAY: Your base starting pay will be equivalent to $150,000 per year. As a
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   professional (exempt) employee, you will be paid on a salaried basis, with paydays occurring semi-monthly, on the fifteenth and the last business day of each month.

   If Synplicity terminates your employment with the company for any reason, Synplicity will pay you 70% of your salary for three months of continued service (on Synplicity's regular paydays.) During that time you would work as a consultant to Synplicity and work ten hours per week on projects to assist with a smooth transition.

 .  STOCK: It will be recommended to the Board of Directors that you receive an
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   Incentive Stock Option (ISO) for one hundred and seventy thousand (170,000)
   shares of Synplicity common stock, in accordance with the 1995 Synplicity, Inc. Stock Option Plan.

   It will also be recommended to the Board that if Synplicity is acquired or merged and your employment is terminated without cause within 6 months after the acquisition or merger, that this ISO immediately vests an additional twelve months. You receiving such acceleration of vesting is contingent upon it not negatively affecting the company's ability to effect a "pooling of interest".

 .  HEALTH BENEFITS: Synplicity offers a group medical and dental plan for
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  employees. After the plan's required short waiting period you will be allowed to participate in our group medical and dental plan.
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 .  401K: Synplicity has a 401K plan. After the plan's required waiting period
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   you will be allowed to participate in the 401K plan.

 .  PAID TIME OFF: Synplicity's current policy is as follows: Synplicity allows
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   15 days of paid time-off per year for vacation, sick time, doctor's appointments, etc.

 .  OFFICIAL HOLIDAYS:  Legal holidays include: New Year's Day (Jan. 1); Memorial
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   Day (last Monday in May); Independence Day (July 4th); Labor Day (first
   Monday in September); Thanksgiving day and the day after (last Thursday & Friday in November); Christmas Day (December 25th). We also have as holidays the first day of Rosh Hashanah, and Yom Kippur. These last two holidays are floating, and can be used at another time, but cannot be transferred to the next year.

NO SMOKING POLICY:  Synplicity has a "no smoking" policy" in all of our
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buildings. Employees wishing to smoke are asked to step outside to do so.

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With your employment, comes the responsibility that you will honor any confidentiality agreements you have signed with other companies. If you have any confidential information or trade secrets, written, or otherwise known by you, you are not to bring them to Synplicity, and you agree not to use them on the job in any way. You attest that you have not signed a "non-competition" agreement or any other agreement that would prohibit you from working here. This offer is contingent upon reviewing any confidentiality or non-disclosure agreements you have signed that are still in effect.

Your employment is "At Will". Both you and Synplicity agree that your employment is completely voluntary in nature, and will not be for a specific duration or term.

Andy, we are very excited about the prospect of having you as a member of the Synplicity team and believe you will find us to offer many exciting challenges of a small company, and a dynamic environment.

You may accept this offer by signing below and sending it back. We anxiously await your positive acknowledgment of this employment offer and look forward to you officially joining us here at Synplicity.

Sincerely,


Alisa Yaffa, President


Ken McElvain, CEO and Chief Technical Officer


/s/ Ken McKelvain
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Signature                       Today's Date                 Start Date

I accept your offer of employment and terms described here, and agree to sign, on my first day, Synplicity's standard employment confidentiality agreement.

This offer is valid until Monday, November 25, 1996.